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                                                                   EXHIBIT 10.62

                          LOAN AND SECURITY AGREEMENT

                          DATED AS OF MARCH 18, 2002

                                    BETWEEN

                  STANDARD FEDERAL BANK NATIONAL ASSOCIATION,

                             ACTING BY AND THROUGH

                 LASALLE BUSINESS CREDIT, INC., AS ITS AGENT,

                                  THE LENDER,

                                      AND

                        HORIZON MEDICAL PRODUCTS, INC.,

                                 THE BORROWER


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                               TABLE OF CONTENTS


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                                                                                                               Page
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1.  DEFINITIONS ....................................................................................             1

2.  LOANS ..........................................................................................            10

         a. Revolving Loans ........................................................................            10
         b. Term Loan ..............................................................................            11
         c. Repayments .............................................................................            11
         d. Notes ..................................................................................            12
3.  LETTERS OF CREDIT ..............................................................................            12
         a. General Terms ..........................................................................            12
         b. Requests for Letters of Credit .........................................................            12
         c. Obligations Absolute ...................................................................            13
         d. Expiration Dates of Letters of Credit ..................................................            13
 4. INTEREST, FEES AND CHARGES .....................................................................            13
         a. Interest Rate ..........................................................................            13
         b. Fees And Charges .......................................................................            13
         c. Minimum Loan Charges ...................................................................            15
         d. Maximum Interest .......................................................................            15
5.  COLLATERAL .....................................................................................            15
         a. Grant of Security Interest to Lender ...................................................            15
         b. Other Security .........................................................................            16
         c. Possessory Collateral ..................................................................            16
         d. Electronic Chattel Paper ...............................................................            16
         e. Exclusion for Certain Contracts and Leases .............................................            17

6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY
   INTERESTS THEREIN ...............................................................................            17

7.  POSSESSION OF COLLATERAL AND RELATED MATTERS ...................................................            17
8. COLLECTIONS .....................................................................................            17
9.  COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND
         SCHEDULES .................................................................................            19
         a. Daily Reports ..........................................................................            19
         b.  Monthly Reports .......................................................................            19
         c.  Financial Statements ..................................................................            20
         d.  Annual Projections ....................................................................            20
         e. Explanation of Budgets and Projections .................................................            20
         f.  Public Reporting ......................................................................            20
         g. Other Information ......................................................................            20
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
 10. TERMINATION; AUTOMATIC RENEWAL ................................................................            21
 11. REPRESENTATIONS AND WARRANTIES ................................................................            21
         a. Financial Statements and Other Information .............................................            22
         b.  Locations .............................................................................            22
         c.  Loans by Borrower .....................................................................            22
         d.  Accounts and Inventory ................................................................            22
         e. Liens ..................................................................................            22
         f.  Organization, Authority and No Conflict ...............................................            22
         g. Litigation .............................................................................            23
         h.  Compliance with Laws and Maintenance of Permits .......................................            23
         i.  Affiliate Transactions ................................................................            23
         j. Names and Trade Names ..................................................................            23
         k.  Equipment .............................................................................            24
         l.  Enforceability ........................................................................            24
         m. Solvency ...............................................................................            24
         n. Indebtedness ...........................................................................            24
         o.  Margin Security and Use of Proceeds ...................................................            24
         p. Parent, Subsidiaries and Affiliates ....................................................            24
         q. No Defaults ............................................................................            24
         r. Employee Matters .......................................................................            25
         s. Intellectual Property ..................................................................            25
         t. Environmental Matters ..................................................................            25
         u. ERISA Matters ..........................................................................            25

12.  AFFIRMATIVE COVENANTS .........................................................................            25
         a. Maintenance of Records .................................................................            26
         b. Notices ................................................................................            26
         c. Compliance with Laws and Maintenance of Permits ........................................            27
         d. Inspection and Audits ..................................................................            27
         e. Insurance ..............................................................................            28
         f. Collateral .............................................................................            29
         g. Use of Proceeds ........................................................................            29
         h. Taxes ..................................................................................            29
         i. Intellectual Property ..................................................................            30
         j. Checking Accounts ......................................................................            30
         k. Chief Operating Officer ................................................................            30
         l. Appraisals .............................................................................            30

13. NEGATIVE COVENANTS .............................................................................            30
         a. Guaranties .............................................................................            30
         b.  Indebtedness ..........................................................................            30
         c.  Liens .................................................................................            31
         d.  Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the
             Ordinary Course of Business ...........................................................            31
         e.  Dividends and Distributions ...........................................................            31
         f. Investments; Loans .....................................................................            31
         g. Fundamental Changes, Line of Business ..................................................            31
         h.  Equipment .............................................................................            32


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
         i.  Use of Proceeds .......................................................................            32
         j. Affiliate Transactions .................................................................            32
         k.  Settling of Accounts ..................................................................            32

14.  FINANCIAL COVENANTS ...........................................................................            32

15.  DEFAULT .......................................................................................            32

         a. Payment ................................................................................            32
         b. Breach of this Agreement and Other Agreements ..........................................            33
         c. Breaches of Other Obligations ..........................................................            33
         d. Breach of Representations and Warranties ...............................................            33
         e. Loss of Collateral .....................................................................            33
         f. Levy, Seizure or Attachment. ., ........................................................            33
         g. Bankruptcy or Similar Proceedings ......................................................            33
         h. Appointment of Receiver ................................................................            34
         i. Judgment ...............................................................................            34
         j. Reserved ...............................................................................            34
         k. Default or Revocation of Guaranty ......................................................            34
         l. Criminal Proceedings ...................................................................            34
         m. Change of Control ......................................................................            34
         n. Material Adverse Change ................................................................            35
         o. Default Under Subordinated Debt Documents ..............................................            35

16. REMEDIES UPON AN EVENT OF DEFAULT ..............................................................            35

17. CONDITIONS PRECEDENT ...........................................................................            36
18. INDEMNIFICATION ................................................................................            37
19.  NOTICE ........................................................................................            38

20.  CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM
         SELECTION .................................................................................            38

21.  MODIFICATION AND BENEFIT OF AGREEMENT .........................................................            39

22. HEADINGS OF SUBDIVISIONS .......................................................................            39

23. POWER OF ATTORNEY ..............................................................................            39

 24. CONFIDENTIALITY ...............................................................................            39

 25. COUNTERPARTS ..................................................................................            39

26. ELECTRONIC SUBMISSIONS .........................................................................            40

 27. WAIVER OF JURY TRIAL; OTHER WAIVERS ...........................................................            40


                                      iii
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EXHIBIT A - BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B - COMPLIANCE CERTIFICATE

EXHIBIT C -COMMERCIAL TORT CLAIMS

SCHEDULE 11 (c) -LOANS

SCHEDULE 11 (g) -LITIGATION

SCHEDULE 11(i) - AFFILIATE TRANSACTIONS

SCHEDULE 110) - NAMES & TRADE NAMES

SCHEDULE 11 (n) - INDEBTEDNESS

SCHEDULE 11 (p) -PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 14 - FINANCIAL COVENANTS

SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST


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                          LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") is made this 18' day of March, 2002, by and between STANDARD FEDERAL BANK NATIONAL ASSOCIATION, acting by and through LASALLE BUSINESS CREDIT, INC., a Delaware corporation, as its agent ("Lender"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, and HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation, having its principal place of business at One Horizon Way, Manchester, Georgia 31816 ("BORROWER").

         WITNESSETH:

         WHEREAS, Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

         NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

         1. DEFINITIONS.

                  "ACCOUNT", "ACCOUNT DEBTOR", "CHATTEL PAPER", "COMMERCIAL TORT CLAIMS", "DEPOSIT ACCOUNTS", "DOCUMENTS", "ELECTRONIC CHATTEL PAPER", "EQUIPMENT", "FIXTURES", "GENERAL INTANGIBLES", "GOODS", "INSTRUMENTS", "INVENTORY", "INVESTMENT PROPERTY", "LETTER-OF-CREDIT RIGHT", "PROCEEDS" AND "TANGIBLE CHATTEL PAPER" shall have the respective meanings assigned to such terms in the Georgia Uniform Commercial Code, as the same may be in effect from time to time.

                  "ADDITIONAL NOTE PURCHASERS" shall have the meaning ascribed to such term in the Note Purchase Agreement as in effect on the date hereof.

                  "ADDITIONAL NOTES" shall mean those certain senior subordinated convertible notes issued by Borrower to Additional Note Purchasers in an aggregate principal amount not to exceed $6,600,000, pursuant to the Note Purchase Agreement as in effect on the date hereof

                  "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or
(iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.


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                  "Average Monthly Loan Balance" shall mean the amount obtained by adding the unpaid balance of Revolver Loans owing by Borrower to Lender at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month.

                  "BofA" shall mean Bank of America, N.A., a national banking association.

                  "BofA Note" shall mean that certain unsecured subordinated Promissory Note made by ComVest to BofA in the principal amount of $2,000,000, and assigned to and assumed by Borrower pursuant to the Contract Assignment.

                  Business Day" shall mean any day other than a Saturday, a Sunday or any day that banks in Chicago, Illinois or Atlanta, Georgia are required or permitted to close.

                  "Capital Expenditures" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower and its Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrower.

                  "Closing Date" shall mean the date on which all of the conditions precedent in Section 17 of this Agreement are satisfied and the initial Loan is made under this Agreement.

                  "Collateral" shall mean all of the property of Borrower described in Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

                  "ComVest" shall mean ComVest Venture Partners, L.P., a Delaware limited partnership.

                  "COMVEST SENIOR SUBORDINATED CONVERTIBLE NOTE" shall mean that certain Senior Subordinated Convertible Note made by Borrower to ComVest in the original principal amount of $4,400,000, pursuant to the Note Purchase Agreement.

                  "Contract Assignment" shall mean that certain Contract for the Assignment of Note and Other Loan Documents dated February, 2002, among ComVest, Medtronic, BofA and Borrower.

                  "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  "Designated Accounts" shall mean Eligible Accounts owing by Clinical Technology, Midwest Medical, Kentec Medical, R Kenyon, Wells & Associates, or Flanagan Industries, Inc.

                  "EBITDA" shall mean, with respect to any period, Borrower's and its Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on


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the sale of assets and excluding other after-tax extraordinary gains or losses)
plus interest expense, income tax expense, depreciation and amortization for such period, less gains and losses attributable to any fixed asset sales made during such period, ~l or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis.

                  "ELIGIBLE ACCOUNT" shall mean an Account owing to Borrower or one of its Subsidiaries which is acceptable to Lender in its reasonable discretion for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                  (i) it is genuine and in all respects what it purports to be;

                  (ii) it is owned by Borrower or one of its Subsidiaries, Borrower or such Subsidiary has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                  (iii) it arises from (A) the performance of services by Borrower or one of its Subsidiaries in the ordinary course of its business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by Borrower or one of its Subsidiaries in the ordinary course of Borrower's or such Subsidiaries' business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) Borrower or one of its Subsidiaries has possession of, or Borrower or such Subsidiary has delivered to Lender (at Lender's request) shipping and delivery receipts evidencing delivery of such Goods;

                  (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within thirty (30) days after the date of the invoice and does not remain unpaid more than ninety (90) days past the invoice date thereof (other than (x) Designated Accounts, which shall be due and payable within thirty (30) days after the due date, not to exceed one hundred fifty (150) days and (y) major hospital customers of Stepic as determined by Lender ("Major Hospital Account"), which shall be due and payable within one hundred fifty (150) days after the invoice date, not to exceed $500,000 in the aggregate as to all such Major Hospital Accounts); provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid more than ninety (90) days after the respective invoice dates thereof (or more than one hundred fifty (150) days after the respective invoice dates thereof with respect to any Designated Account or Major Hospital Account), then all Accounts owing by that Account Debtor shall be deemed ineligible;

                  (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;


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                  (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

                  (vii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate;

                  (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless Borrower or its Subsidiary assigns its right to payment of such Account to Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

                  (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election; or (z) Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

                  (x) the Account Debtor is located within the United States of America;

                  (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                  (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement;

                  (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower and its Subsidiaries, exceeds 10% of all Accounts of Borrower and its Subsidiaries or a credit limit determined by Lender in its sole discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause
(xiii) shall be Eligible Accounts to the extent of such credit limit); and

                  (xiv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its reasonable discretion.

                  "ELIGIBLE INVENTORY" shall mean Inventory of Borrower or its Subsidiaries which is acceptable to Lender in its reasonable discretion for lending purposes. Without limiting Lender's discretion, Lender shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                  (i) it is owned by Borrower or one of its Subsidiaries, Borrower or such Subsidiary has the right to subject it to a security interest in favor of Lender and it is subject to a


                                       4
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first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                  (ii) it is located on one of the premises listed on Exhibit A (or other locations of which Lender has been advised in writing pursuant to subsection 12(b)(i) hereof) and is not in transit;

                  (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender's reasonable determination, affect its market value;

                  (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers, Landlord Waivers and other documents as Lender shall require;

                  (v) Lender has determined, in accordance with Lender's customary business practices, that it is not unacceptable due to age, type, category or quantity; and

                  (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement.

                  "ENVIRONMENTAL LAWS" SHALL mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

                  "EVENT OF DEFAULT" shall have the meaning specified in
Section 15 hereof.

                  "FDA" shall mean the U.S. Food and Drug Administration and any successor thereto.

                  "FDC ACT" shall mean the Food, Drug and Cosmetic Act, and any successor statute thereto and any and all regulations issued pursuant thereto or in connection therewith.

                  "FISCAL YEAR" shall mean each twelve (12) month accounting period of Borrower, which ends on December 31 of each year.


                                       5
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                  "Fixed Charges" shall mean for any period, without
duplication, scheduled payments of principal during the applicable period with respect to all indebtedness of Borrower and its Subsidiaries, on a consolidated basis, for borrowed money, plus scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of Borrower and its Subsidiaries, on a consolidated basis, plus scheduled payments of interest during the applicable period with respect to all indebtedness of Borrower and its Subsidiaries, on a consolidated basis, for borrowed money including capital lease obligations, plus unfinanced Capital Expenditures of Borrower and its Subsidiaries, on a consolidated basis, during the applicable period, plus payments during the applicable period in respect of income taxes of Borrower and its Subsidiaries, on a consolidated basis.

                  "Guarantor" shall mean, individually and collectively, Horizon Acquisition, Strato, Stepic and any other Person who now or hereafter guarantees the payment or performance of any or all of the Liabilities.

                  "Guaranties" shall mean each guaranty agreement now or hereafter executed by a Guarantor in favor of Lender with respect to any of the Liabilities.

                  "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

                  "HORIZON ACQUISITION" shall mean Horizon Acquisition Corp., a Georgia corporation.

                  "INDEMNIFIED PARTY" shall have the meaning specified in
Section 18 hereof.

                  "LANDLORD WAIVERS" shall mean an agreement duly executed in favor of Lender, in form and content acceptable to Lender, by which an owner or mortgagee of premises upon which any property of an Obligor is located agrees to waive or subordinate any security interest or lien it may have with respect to such property in favor of Lender's security interest and lien therein and to permit Lender to enter upon such premises and to remove such property or to use such premises to store or dispose of such property.

                  "LASALLE BANK" shall mean LaSalle Bank National Association, Chicago, Illinois.

                  "LETTER OF CREDIT" shall mean any Letter of Credit issued on behalf of Borrower in accordance with this Agreement.

                  "LETTER OF CREDIT OBLIGATIONS" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.


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                  "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                  "LOANS" shall mean all loans and advances made by Lender to or on behalf of Borrower hereunder, including, without limitation, all Revolving Loans and the Term Loan.

                  "LOCK BOX" and "LOCK BOX ACCOUNT" shall have the meanings specified in subsection 8(a) hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of (i) Borrower, (ii) Stepic, or (iii) Borrower and its Subsidiaries taken as a whole.

                  "MAXIMUM LOAN LIMIT" shall mean Twenty-Two Million and No/100 Dollars ($22,000,000).

                  "MAXIMUM REVOLVING LOAN LIMIT" shall have the meaning specified in subsection 2(a) hereof.

                  "MEDTRONIC" shall mean Medtronic, Inc., a Delaware corporation.

                  "MEDTRONIC ADDITIONAL NOTE" shall mean that certain Senior Subordinated Convertible Note made by Borrower to Medtronic in the original principal amount of $4,000,000, pursuant to the Note Purchase Agreement.

                  "MINIMUM LOAN BALANCE" shall mean $8,500,000.

                  "MORTGAGE" shall mean the deed to secure debt, security agreement and assignment of rents and leases to be executed by Borrower on or before the Closing Date in favor of Lender and by which Borrower shall grant and convey to Lender, security title to and liens on the real property of Borrower located at Seven North Parkway Square,4200 Northside Parkway, Atlanta, Georgia 30327, as security for the payment of the Liabilities.

                  "NOTE PURCHASE AGREEMENT" shall mean that certain Note Purchase Agreement dated as of March 1, 2002, by and among Borrower, ComVest and the Additional Note Purchasers.

                  "NOTES" shall mean the Revolver Note and the Term Note.

                  "OBLIGOR" shall mean Borrower, each Guarantor and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

                  "ORIGINAL TERM" shall have the meaning specified in Section 10 hereof.

                  "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, the Guaranties, the Mortgage, the Patent Security Agreements, the Trademark Security Agreements, the Notes, the Landlord Waivers, the Subordination Agreements, and all other mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, warrants, warrant purchase agreements, registration rights agreements, collateral assignments of license agreements, trademark security agreements, deposit account control agreements, business interruption assignments, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower, any Guarantor, any other Obligor or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Leader in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

                  "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower.

                  "PATENT SECURITY AGREEMENT" shall mean each Patent Security Agreement to be executed by an Obligor in favor of Lender on or before the Closing Date and by which such Obligor shall assign to Lender, as security for the Liabilities, all of such Obligor's right, title and interest in and to the patents and patent applications described therein.

                  "PBGC" shall have the meaning specified in subsection 12(b)(v) hereof.

                  "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business but only if and for so long as (x) payment in respect of any such lien is not at the time required or the debt secured by any such lien is being properly contested in good faith by appropriate proceedings and for which adequate reserves have been established and such liens do not materially detract from the value of the Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower's or such Subsidiary's business; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens incurred or deposits made in the ordinary course of business of Borrower to secure the performance of tenders, bids, leases, contracts (other than for money borrowed), provided, that, such liens are at all times subordinate and junior to the liens upon the Collateral in favor of Lender; and (vi) liens specifically permitted by Lender in writing.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "PLAN" shall have the meaning specified in subsection 12(b)(v) hereof.

                  "PRIME RATE" shall mean LaSalle Bank's publicly announced prime rate (which is not intended to be LaSalle Bank's lowest or most favorable rate in effect at any time) in effect from time to time.

                  "RENEWAL TERM" shall have the meaning specified in Section 10 hereof.

                  "REVOLVER NOTE" shall mean that certain Revolving Note dated on or about the date hereof from Borrower to Lender in the original principal amount of up to $20,000,000.

                  "REVOLVING LOAN LIMIT" shall have the meaning specified in subsection 2(a) hereof.

                  "REVOLVING LOANS" shall have the meaning specified in subsection 2(a) hereof.

                  "STEPIC" shall mean Stepic Corporation, a New York corporation.

                  "STEPIC NOTE" shall mean that certain unsecured promissory note dated March 15, 2002, made by Borrower to Stepic in the principal amount of $1,565,711.

                  "STRATO" shall mean Strato/Infusaid, Inc., a Massachusetts corporation.

                  "SUBORDINATED DEBT DOCUMENTS" shall mean, (i) the Note Purchase Agreement, (ii) the Medtronic Additional Note, (iii) the ComVest Senior Subordinated Convertible Note, (iv) the Additional Notes, (v) the BofA Note, and (vi) any and all other agreements, instruments or documents executed in connection therewith or pursuant thereto.

                  "SUBORDINATION AGREEMENTS" shall mean any and all subordination agreements required by Lender with any Person to evidence the subordination to the prior payment in full of the Liabilities of any indebtedness owing by any Obligor to such Person or the subordination of any security interest and lien of such Person to the prior security interest and lien of Lender in all property of any Obligor.

                  "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

                  "TANGIBLE NET WORTH" shall have the meaning specified in subsection 14(a) hereof.

                  "TERM LOAN" shall have the meaning specified in subsection 2(b) hereof.

                  "TERM NOTE" shall mean that certain Term Note dated on or about the date hereof from Borrower to Lender in the original principal amount of $2,000,000.

                  "TERMINATION EVENT" shall mean the failure of Medtronic, ComVest or any Additional Holder to extend the maturity date of the Medtronic Additional Note, the Comvest Senior Subordinated Convertible Note or any Additional Note to at least thirty (30) days past the date of the Original Term or any applicable Renewal Term.

                  "TRADEMARK SECURITY AGREEMENT" shall mean each Trademark Security Agreement to be executed by an Obligor in favor of Lender on or before the Closing Date and by which such Obligor shall assign to Lender, as security for the Liabilities, all of such Obligor's right, title and interest in and to the trademarks and trademark applications described therein.

         2. LOANS.

                  A. REVOLVING LOANS.

                 Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender agrees to make revolving loans and advances (the "Revolving Loans") in an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

                           (i) Up to eighty-five percent (85%) of the face
                  amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; plus

                           (ii) the lesser of: (x) up to fifty-five percent
                  (55%) of the lower of cost or market value of Borrower's Eligible Inventory or up to eighty-five percent (85%) of the net orderly liquidation value of Eligible Inventory, whichever is less, or (y) Eleven Million and No/ 100 Dollars ($11,000,000); plus

                           (iii) such reserves as Lender elects, in its sole
                  discretion to establish from time to time;

provided, that THE REVOLVING LOAN LIMIT SHALL IN no EVENT EXCEED TWENTY MILLION AND NO/100 DOLLARS ($20,000,000) (THE "MAXIMUM REVOLVING LOAN LIMIT").

                 The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of (i) the Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimits under subsections (i) and (ii) above within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion.

                  Borrower hereby authorizes Lender, (but without any obligation or duty of Lender to do so) to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

                  A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan. In the event that Borrower maintains a controlled disbursement account at LaSalle Bank, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

                  Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: (i) the proceeds of each Revolving Loan requested under
Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and (ii) in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

                  B.       TERM LOAN.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, on the Closing Date, Lender shall make a term loan to Borrower in an amount equal to Two Million and No/100 Dollars ($2,000,000) (the "Term Loan").

                  C.       REPAYMENTS.

The Liabilities shall be repaid as follows:

                           (i) Repayment of Revolving Loans. The Revolving Loans and all other Liabilities (other than the Term Loan) shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to
                                    Section 10 hereof.

                           (ii) Repayment of Term Loan. The Term Loan shall be repaid in thirty-six (36) equal monthly installments of Fifty-Five Thousand Five Hundred Fifty-Six and No/Dollars ($55,556) payable on the first day of each month; provided, that any remaining outstanding principal balance of the Term Loan shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                           (iii) Mandatory Prepayments of the Term Loan. Upon receipt of the proceeds of the sale or other disposition of any Equipment or real property of Borrower which is subject to a Mortgage in favor of Lender, or if any of the Equipment or real property subject to such Mortgage is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof shall be paid by Borrower to Lender as a mandatory prepayment of the Term Loan, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until repaid in full, and then against the other Liabilities, as determined by Lender, in its sole discretion.

                  D.       NOTES.

                  The Loans shall, in Lender's sole discretion, be evidenced by the Notes in form and substance satisfactory to Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

         3.       LETTERS OF CREDIT.

                  A.       GENERAL TERMS.

                  Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender may, in its sole discretion, from time to time cause to be issued and co-sign for or otherwise guarantee, upon Borrower's request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Two Million and No/100 Dollars ($2,000,000). Payments made by Lender to any Person on account of any Letter of Credit shall constitute Loans hereunder and Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by Borrower for a Loan to reimburse such issuer. Borrower shall remit to Lender a Letter of Credit fee equal to one quarter of one percent (0.25%) per month on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month. Borrower shall also pay ON DEMAND the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

                  B.       REQUESTS FOR LETTERS OF CREDIT.

                  Borrower shall make requests for Letters of Credit in writing at least two (2) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

                  C.       OBLIGATIONS ABSOLUTE.

                  Borrower shall be obligated to reimburse the issuer of any Letter of Credit, or Lender if Lender has reimbursed such issuer on Borrower's behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which Borrower or any other Person may have against any beneficiary of any Letter of Credit, Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect,
(v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and
(vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Borrower's obligations hereunder. It is understood and agreed by Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

                  D.       EXPIRATION DATES OF LETTERS OF CREDIT.

                  The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term.

         4.       INTEREST, FEES AND CHARGES.

                  A.       INTEREST RATE.

Each Revolving Loan shall bear interest at the rate of two percent (2.00%) per annum in excess of the Prime Rate in effect from time to time and the Term Loan shall bear interest at the rate of two percent (2.00%) per annum in excess of the Prime Rate, all such interest to be, payable on the first Business Day of each month in arrears. Said rates of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate. Upon the occurrence of an Event of Default and during the continuance thereof, each Loan shall bear interest at the rate of two percent (2.00%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable ON DEMAND. All interest shall be calculated on the basis of a 360-day year.

                  B.       FEES AND CHARGES.

                           (i) Closing Fee: Borrower shall pay to Lender a closing fee of Five Hundred Forty Thousand and No/100 Dollars ($540,000), which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder.

                           (ii) Unused Line Fee: Borrower shall pay to Lender an unused line fee of three quarters of one percent (0.75%) of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360 day year.

                           (iii) Costs and Expenses: Borrower shall reimburse Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Lender or any participant in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrower and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender's or any participant's rights under this Agreement. Borrower also shall pay all normal service charges with respect to all accounts maintained by Borrower with Lender and LaSalle Bank and any additional services requested by Borrower from Lender and LaSalle Bank. All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Lender and in such event or in the event such costs and expenses are owed to Lender, constitute Liabilities hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                           (iv) Capital Adequacy Charge. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

                  C.       MINIMUM LOAN CHARGES.

                  Borrower acknowledges that the administrative costs associated with the financing to be extended to Borrower under this Agreement are such that Lender cannot continue to finance Borrower at a level of profitability at the rates provided for herein in the event that the Average Monthly Loan Balance is less than the Minimum Loan Balance. Accordingly, Borrower agrees to pay to Lender each month interest on the greater of the Minimum Loan Balance or the Average Monthly Loan Balance for such month. In no event, however, shall Borrower be obligated to pay interest on the Minimum Loan Balance if the Average Monthly Loan Balance is less than the Minimum Loan Balance to the extent the assessment or collection of such interest together with all other amounts deemed interest hereunder, would exceed the maximum rate permitted by applicable law.

                  D.       MAXIMUM INTEREST.

                  It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

         5.       COLLATERAL.

                  A.       GRANT OF SECURITY INTEREST TO LENDER.

                  As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto (i) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

                  B.       OTHER SECURITY.

                  Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto actually incurred by Lender shall constitute Liabilities, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  C.       POSSESSORY COLLATERAL.

                  Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

                  D.       ELECTRONIC CHATTEL PAPER.

                  To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

                  E. EXCLUSION FOR CERTAIN CONTRACTS AND LEASES. Notwithstanding anything to the contrary set forth in
                           Section 5(a) above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, provided that the foregoing exclusion shall in no way be construed
                           (a) to apply if any such prohibition is unenforceable under the UCC or other applicable law or (b) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

         6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

                  Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements which identify the Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

         7.       POSSESSION OF COLLATERAL AND RELATED MATTERS.

                  Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; and (c) disposition of Equipment that is damaged or obsolete not to exceed $75,000 per year and so long as the proceeds arising from any such disposition are remitted to Lender for application to the Liabilities; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

         8.       COLLECTIONS.

                  a. Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, Lender, at a financial institution acceptable to Lender. Borrower shall establish an account (the "Lock Box Account") in Lender's name with a financial institution acceptable to Lender, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. At closing, such Lockbox and Lockbox Account shall be maintained with BofA but within fifteen (15) days after the Closing Date, Borrower shall cause such Lockbox and Lockbox Account to be established and maintained with LaSalle Bank. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Lock Box Account are subject to the lien of Lender therein, that such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from Borrower, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box and Lockbox Account. All of such fees, costs and expenses if not paid by Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this section, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

                  b. Lender may, at any time and from time to time, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and the Other Agreements and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time, whether before or after the occurrence of an Event of Default, at

Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

                  c. For purposes of calculating interest and fees, Lender shall, within one (1) Business Day after receipt by Lender at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

                  d. On a monthly basis, Lender shall deliver to Borrower an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

         9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

                  A.       DAILY REPORTS.

                  Borrower shall deliver to Lender an executed daily loan report and certificate in Lender's then current form on each day on which Borrower requests a Revolving Loan, and in any event at least once each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

                  B.       MONTHLY REPORTS.

                  Borrower shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within ten (10) days after the end of each month, (A) a detailed trial balance of Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks; and (ii) within ten
(10) days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and Lender's standard form of Inventory report then in effect or the form most recently requested from Borrower by Lender, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

                  C.       FINANCIAL STATEMENTS.

                  Borrower shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer of Borrower; (ii) no later than forty-five (45) days after the end of each of the first three quarters of Borrower's Fiscal Year, copies of internally prepared financial statements including, without limitation, balance sheets, statements of income, retained earnings, cash flows and reconciliation of surplus, certified by the Chief Financial Officer of Borrower and (iii) no later than ninety (90) days after the end of each of Borrower's Fiscal Years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by copies of any management letters sent to the Borrower by such accountants;

                  D.       ANNUAL PROJECTIONS.

                  As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrower shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

                  E.       EXPLANATION OF BUDGETS AND PROJECTIONS.

                  In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Borrower shall deliver a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

                  F.       PUBLIC REPORTING.

                  Promptly upon the filing thereof, Borrower shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

                  G.       OTHER INFORMATION.

                  Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

         10.      TERMINATION; AUTOMATIC RENEWAL.

                  THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL MARCH 17, 2005 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") UNLESS (A) LENDER MAKES DEMAND FOR REPAYMENT PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM; (B) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; (C) BORROWER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING LENDER WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY
(90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM AND BY PAYING ALL OF THE LIABILITIES IN FULL ON THE LAST DAY OF SUCH TERM; OR
(C) LENDER ELECTS TO TERMINATE THIS AGREEMENT ON OR AFTER FEBRUARY 1, 2004, AS A RESULT OF A TERMINATION EVENT. If one or more of the events specified in clauses
(a), (b) and (c) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account. If, during the term of this Agreement, Borrower prepays all of the Liabilities from any source other than income from the ordinary course operations of Borrower's business and this Agreement is terminated, Borrower agrees to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) three percent (3%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the end of the Original Term, (ii) two percent (2%) of the Maximum Loan Limit if such prepayment occurs less than two (2) years, but at least one (1) year prior to the end of the Original Term, or (iii) one percent (1%) of the Maximum Loan Limit if such prepayment occurs less than one (1) year prior to the end of the Original Term or any then current Renewal Term.

         11.      REPRESENTATIONS AND WARRANTIES.

                  Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Borrower's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement.

                  A.       FINANCIAL STATEMENTS AND OTHER INFORMATION.

                  The financial statements and other information delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement accurately reflect the financial condition of Borrower and its Subsidiaries as of the date of such statements, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower or any of its Subsidiaries since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by Borrower and its Subsidiaries to Lender is true and correct as of the date with respect to which such information was furnished.

                  B.       LOCATIONS.

                  The office where Borrower and its Subsidiaries keep their books, records and accounts (or copies thereof) concerning the Collateral, Borrower's and its Subsidiaries' principal place of business and all of Borrower's and its Subsidiaries' other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the continental United States of which Lender has been advised by Borrower and its Subsidiaries in accordance with subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A, and at other locations within the continental United States of which Lender has been advised by Borrower in writing in accordance with subsection 12(b)(i) hereof.

                  C.       LOANS BY BORROWER.

                  Neither Borrower nor any of its Subsidiaries has made any loans or advances to any Affiliate or other Person except for (i) advances authorized hereunder to employees, officers and directors of Borrower and its Subsidiaries for travel and other expenses arising in the ordinary course of Borrower's and such Subsidiaries' businesses, and (ii) loans described on
Schedule 11(c) attached hereto.

                  D.       ACCOUNTS AND INVENTORY.

                  Each Account or item of Inventory which Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Lender from time to time.

                  E.       LIENS.

                  Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

                  F.       ORGANIZATION, AUTHORITY AND NO CONFLICT.

                  Borrower is duly organized, validly existing and in good standing in the State of Georgia, its state organizational identification number is K003014, and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

                  G.       LITIGATION.

                  Except as set forth in Schedule 11(g), there are no actions or proceedings which are pending or threatened against Borrower or any of its Subsidiaries which might have a Material Adverse Effect, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. Neither Borrower nor any of its Subsidiaries has any Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.

                  H.       COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

                  Borrower and each of its Subsidiaries has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect. Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect.

                  I.       AFFILIATE TRANSACTIONS.

                  Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, neither Borrower nor any of its Subsidiaries is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower or such Subsidiary than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

                  J.       NAMES AND TRADE NAMES.

                  Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on
Schedule 11(j) hereto.

                  K.       EQUIPMENT.

                  Borrower has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment is (i) a Fixture to real estate unless (x) such real estate is owned by Borrower and is subject to a mortgage in favor of Lender or (y) if such real estate is leased, Lender has received a duly executed Landlord Waiver with respect thereto, in form and substance satisfactory to Lender in all respects, or (ii) an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.

                  L.       ENFORCEABILITY.

                  This Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  M.       SOLVENCY.

                  Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

                  N.       INDEBTEDNESS.

                  Except as set forth on Schedule 11(n) hereto, neither Borrower nor any of its Subsidiaries is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

                  O.       MARGIN SECURITY AND USE OF PROCEEDS.

                  Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  P.       PARENT, SUBSIDIARIES AND AFFILIATES.

                  Except as set forth on Schedule 11(p) hereto, neither Borrower nor any of its Subsidiaries has any Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower or any of its Subsidiaries engaged in any joint venture or partnership with any other Person.

                  Q.       NO DEFAULTS.

                  Neither Borrower nor any of its Subsidiaries is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower nor any of its Subsidiaries know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect.

                  R.       EMPLOYEE MATTERS.

                  There are no controversies pending or threatened between Borrower, any Subsidiary and any of their respective employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect, and Borrower and each of its Subsidiaries is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect.

                  S.       INTELLECTUAL PROPERTY.

                  Borrower and each of its Subsidiaries possesses all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it.

                  T.       ENVIRONMENTAL MATTERS.

                  Neither Borrower nor any of its Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or any its Subsidiaries or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials. Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  U.       ERISA MATTERS.

                  Borrower and each of its Subsidiaries has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

         12.      AFFIRMATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower covenants and agrees as follows:

                  A.       MAINTENANCE OF RECORDS.

                  Borrower and each of its Subsidiaries shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's and each of its Subsidiaries business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A;

                  B.       NOTICES.

                  Borrower shall and shall cause each of its Subsidiaries to:

                           (i) Locations. Promptly (but in no event less than
                  ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of Borrower's or such Subsidiary's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower or such Subsidiary has previously advised Lender that such Goods will be used.

                           (ii) Eligible Accounts and Inventory. Promptly upon
                  becoming aware thereof, notify Lender if any Account or Inventory identified by Borrower or any Subsidiary to Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

                           (iii) Litigation and Proceedings. Promptly upon
                  becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against Borrower or any of its Subsidiaries which might have a Material Adverse Effect and of any Commercial Tort Claims of Borrower or any of its Subsidiaries which may arise, which notice shall constitute Borrower's authorization to amend Exhibit C to add such Commercial Tort Claim.

                           (iv) Names and Trade Names. Notify Lender within ten
                  (10) days of the change of its name (or any of its Subsidiary's) or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

                           (v) ERISA Matters. Promptly notify Lender of (x) the
                  occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of Borrower or any of its

                  Subsidiaries, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

                           (vi) Environmental Matters. Immediately notify Lender
                  upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any of its Subsidiaries or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Borrower or any of its Subsidiaries or any of their business operations or assets or any properties at which Borrower or any of its Subsidiaries has transported, stored or disposed of any Hazardous Materials.

                           (vii) Default; Material Adverse Effect. Promptly
                  advise Lender of any Material Adverse Effect, the occurrence of any Event of Default hereunder or the occurrence of any Default.

All of the foregoing notices shall be provided by Borrower with respect to itself and each of its Subsidiaries to Lender in writing.

                  C.       COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.

                  Borrower and each of its Subsidiaries shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect and Borrower and each of its Subsidiaries shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower and each of its Subsidiaries in order to avoid non-compliance, with any Environmental Law, at Borrower's expense cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof. Borrower and each of its Subsidiaries shall comply in all respects with any and all regulations, statutes and ordinances applicable to it, including, without limitation, the FDC and any and all rules and regulations of the FDA. Borrower and each of its Subsidiaries shall maintain all necessary and required registrations with the FDA and shall provide registration and listing information to the FDA as required from time to time with respect to any property of Borrower or any of its Subsidiaries'.

                  D.       INSPECTION AND AUDITS.

                  Borrower shall permit Lender, or any Persons designated by it, to call at Borrower's or any of its Subsidiaries' places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's or any of its Subsidiaries' business as Lender may consider reasonable under the circumstances. Borrower and each of its Subsidiaries shall furnish to Lender such information relevant to Lender's rights under this Agreement and the Other Agreements as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telecopy, electronic mail or otherwise. Borrower and each of its Subsidiaries authorizes Lender to discuss the affairs, finances and business of Borrower and each of its Subsidiaries with any officers, employees or directors of Borrower and each of its Subsidiaries or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower and each of its Subsidiaries with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees and all costs and out-of-pocket expenses actually incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

                  E.       INSURANCE.

                  Borrower shall and shall cause each of its Subsidiaries to:

                           (i) Keep the Collateral properly housed and insured
                  for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Lender. Original (or certified) copies of such policies of insurance have been or shall be, within ninety
                  (90) days of the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, Borrower and each of its Subsidiaries shall cause to be executed and delivered to Lender an assignment of proceeds of their business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

                           (ii) Maintain, at its expense, such public liability
                  and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

                  If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or Default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. Such insurance, if obtained by Lender, may, but need not, protect Borrower's interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  F.       COLLATERAL.

                  Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, Borrower shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

                  G.       USE OF PROCEEDS.

                  All monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of Borrower.

                  H.       TAXES.

                  Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) Borrower keeps on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  I.       INTELLECTUAL PROPERTY.

                  Borrower and each of its Subsidiaries shall maintain all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

                  J.       CHECKING ACCOUNTS.

                  Within fifteen (15) days after the date hereof, Borrower shall maintain its general checking/controlled disbursement account with LaSalle Bank. Normal charges shall be assessed thereon. Although no compensating balance is required, Borrower must keep monthly balances in order to merit earnings credits which will cover LaSalle Bank's service charge for demand deposit account activities.

                  K.       CHIEF OPERATING OFFICER.

                  Borrower shall employ a chief operating officer with substantial expertise and experience in the medical products industry within ninety (90) days after the date hereof.

                  L.       APPRAISALS.

                  Lender and its agents and designees shall have the right to conduct appraisals of the Collateral on a bi-annual basis, and Borrower shall reimburse Lender and its agents and designees for the costs of any such appraisals.

                  M.       SURVEY.

                  Within sixty (60) days after the date hereof, Borrower shall deliver to Lender a survey of the real property and improvements thereon located at 4200 Northside Parkway, Seven North Parkway Square, Atlanta, Georgia 30327, in form and substance satisfactory to Lender in all respects.

         13.      NEGATIVE COVENANTS.

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

                  A.       GUARANTIES.

                  Neither Borrower nor any of its Subsidiaries shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

                  B.       INDEBTEDNESS.

                  Neither Borrower nor any of its Subsidiaries shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness of borrowed money other than the Loans, except that Borrower may (i) borrow money from ComVest, Medtronics, BofA and the Additional Noteholders pursuant to the ComVest Senior Subordinated Convertible Note, the Medtronic Additional Note, the Note Purchase Agreement and the BofA Note (all as in effect on the date hereof) on an unsecured and subordinated basis if a Subordination Agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender prior thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business;
(iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to subsection 14(h) hereof; (v) incur operating lease obligations requiring payments not to exceed $50,000 in the aggregate during any Fiscal Year of Borrower.

                  C.       LIENS.

                  Neither Borrower nor any of its Subsidiaries shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

                  D. MERGERS, SALES, ACQUISITIONS, SUBSIDIARIES AND OTHER TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS.

                  Neither Borrower nor any of its Subsidiaries shall (i) enter into any merger or consolidation; (ii) change the state of its organization or enter into any transaction which has the effect of changing its state of organization (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of its business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest; provided, however, Borrower shall be entitled to issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest. Borrower shall not form any Subsidiaries after the date hereof or enter into any joint ventures or partnerships with any other Person.

                  E.       DIVIDENDS AND DISTRIBUTIONS.

                  Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock or on account of any equity interest in Borrower.

                  F.       INVESTMENTS; LOANS.

                  Neither Borrower nor any of its Subsidiaries shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States; nor shall Borrower or any of its Subsidiaries lend or otherwise advance funds to any Person except for advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business.

                  G.       FUNDAMENTAL CHANGES, LINE OF BUSINESS.

                  Neither Borrower nor any of its Subsidiaries shall amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from Borrower's or such Subsidiaries' current business.

                  h.       Equipment.

               Neither Borrower nor any of its Subsidiaries shall (i) permit any Equipment to become a Fixture to real property unless (x) such real property is owned by Borrower and is subject to a mortgage in favor of Lender or (y) if such real estate is leased, Lender has received a duly executed Landlord Waiver with respect thereto, in form and substance satisfactory to Lender in all respects, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

                  I.       USE OF PROCEEDS.

                  Neither Borrower nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of Lender, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

                  J.       AFFILIATE TRANSACTIONS.

                  Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, neither Borrower nor any of its Subsidiaries shall conduct, permit or suffer to be conducted, transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are less favorable to Borrower or such Subsidiary than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

                  K.       SETTLING OF ACCOUNTS.

                  Neither Borrower nor any of its Subsidiaries shall settle or adjust any Account identified by Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Lender, provided, that following the occurrence of an Event of

Default, neither Borrower nor any of its Subsidiaries shall settle or adjust any Account without the consent of Lender.

         14.      FINANCIAL COVENANTS.

                  Borrower shall maintain and keep in full force and effect each of the financial covenants set forth on Schedule 14 attached hereto:

         15.      DEFAULT.

                  The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

                  A.       PAYMENT.

                  The failure of any Obligor to pay when due, declared due, or demanded by Lender, any of the Liabilities.

                  B.       BREACH OF THIS AGREEMENT AND OTHER AGREEMENTS.

                  (i) any Obligor shall fail or neglect to perform, keep or observe any covenant contained in Sections 6, 7, 8, 9, 12, 13 or 14 hereof or
Schedule 14 hereto (other than the Minimum Availability Test set forth therein) on the date that such Obligor is required to perform, keep or observe such covenant, or (ii) Borrower shall fail to maintain the Minimum Availability Test and such failure shall not be cured within ten (10) days after the occurrence of such failure by a capital contribution in immediately available funds to Borrower (provided, that such Minimum Availability Test may be cured only once in any period of 365 days) (iii) any Obligor shall fail or neglect to perform, keep or observe any covenant contained in this Agreement or any of the Other Agreements (other than a covenant which is dealt with specifically elsewhere in Section 15 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of any senior officer of such Obligor's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any senior officer of any Obligor; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15-day period or which is a willful and knowing breach by any Obligor.

                  C.       BREACHES OF OTHER OBLIGATIONS.

                  The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a Material Adverse Effect on such Obligor.

                  D.       BREACH OF REPRESENTATIONS AND WARRANTIES.

                  The making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any material respect.

                  E.       LOSS OF COLLATERAL.

                  The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral in excess of $50,000.

                  F.       LEVY, SEIZURE OR ATTACHMENT.

                  The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral.

                  G.       BANKRUPTCY OR SIMILAR PROCEEDINGS.

                  The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings.

                  H.       APPOINTMENT OF RECEIVER.

                  The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty
(60) days after the commencement of such proceedings.

                  I.       JUDGMENT.

                  The entry of any judgment or order against any Obligor involving an amount in excess of $25,000 which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

                  J.       RESERVED.

                  K.       DEFAULT OR REVOCATION OF GUARANTY.

                  The occurrence of an event of default under, or the revocation or termination of, any Guaranty or any other agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

                  L.       CRIMINAL PROCEEDINGS.

                  The institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime.

                  M.       CHANGE OF CONTROL.

                  The failure of Medtronic or ComVest, individually or collectively, to own and have voting control at least twenty percent (20%) of the issued and outstanding voting equity interests of Borrower or (ii) Borrower to own one hundred percent (100%) of the issued and outstanding stock of Horizon Acquisition, Stepic or Strato.

                  N.       MATERIAL ADVERSE CHANGE.

                  There shall occur any event or condition that could have, as determined by Lender, a Material Adverse Effect.

                  O.       DEFAULT UNDER SUBORDINATED DEBT DOCUMENTS.

                  The occurrence of a default or event of default under any of the Subordinated Debt Documents.

         16.      REMEDIES UPON AN EVENT OF DEFAULT.

                  a. Upon the occurrence of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  b. Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

         17.      CONDITIONS PRECEDENT.

                  The obligation of Lender to fund the Term Loan, to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or written waiver by Lender on or before March 25, 2002 of the following conditions precedent:

                  a. Lender shall have received duly executed originals of this Agreement, each of the other Agreements and each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the "Closing Document List");

                  b. Since December 31, 2001, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Lender in its sole discretion;

                  c. Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

                  d. Lender shall have determined that immediately after giving effect to (A) the making of the initial Loans, including without limitation the Term Loan and the Revolving Loans, if any, requested to be made on the Closing Date, (B) the issuance of the initial Letter of Credit, if any, requested to be made on the Closing Date, (C) the payment of all fees due upon the Closing Date and (D) the payment or reimbursement by Borrower of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, and assuming all of Borrower's trade payables and outstanding debt which remain unpaid more than thirty (30) days after the due dates thereof on the date of determination, are paid by drawing additional Revolving Loans, on a pro forma basis, availability of Borrower to borrow additional Revolving Loans shall not be less than Five Million and No/100 Dollars ($5,000,000); and

                  e. The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

                  f. Lender shall have reviewed and found acceptable in all respects each of the Subordinated Debt Documents.

                  g. Borrower shall have received capital contributions of not less than $15,000,000 in immediately available funds and the transactions referenced in the Subordinated Debt Documents shall have been consummated on terms and conditions satisfactory to Lender in all respects.

                  h. Lender or its designee shall have received warrants, in form and substance satisfactory to Lender in all respects, for at least one percent (1%) (on a fully diluted basis) of common stock of Borrower, and Borrower shall have executed and delivered to Lender or its designee the warrants, warrant purchase agreement and any and all other documents, agreements or instruments requested by Lender in connection therewith.

                  i. Lender shall have reviewed and found acceptable in all respects the duly executed BofA Note, and BofA shall have executed and delivered to Lender a Subordination Agreement, in form and substance satisfactory to Lender in all respects.

                  j. Lender shall have reviewed and found acceptable in all respects the duly executed Stepic Note and all defaults by Borrower under the Settlement Agreement among Borrower and the former shareholders of Stepic shall have been waived in writing by the former shareholders of Stepic.

                  k. Lender shall have received and found acceptable fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender's satisfaction to evidence the form of such policies to be delivered after the Closing Date), in standard ALTA form, issued by a title insurance company satisfactory to Lender, each in an amount equal to not less than the fair market value of the real property, as the case may be, subject to the Mortgage, insuring the Mortgage to create a valid lien on all real property with no exceptions which Lender shall not have approved in writing.

                  l. Lender shall have received Landlord Waivers with respect to all premises at which any Collateral may be located.

         18.      INDEMNIFICATION.

                  Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this
Section 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

         19.      NOTICE.

         All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at LaSalle Business Credit, Inc., 3060 Peachtree Street, Suite 890, Atlanta, Georgia 30305, Attention: Mr. Patrick Aarons, Vice President, Telecopier Number:
(404) 365-8677, and in the case of Borrower shall be sent to it at its principal place of business set forth on Exhibit A hereto or as otherwise directed by Borrower in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

         20.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

         This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF GEORGIA, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

         To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COBB COUNTY, STATE OF GEORGIA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to Lender and whom Lender has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

         21.      MODIFICATION AND BENEFIT OF AGREEMENT.

         This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other person who is a party to such Other Agreement and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

         22.      HEADINGS OF SUBDIVISIONS.

         The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         23.      POWER OF ATTORNEY.

         Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

         24.      CONFIDENTIALITY.

         Borrower and Lender hereby agree and acknowledge that any and all information relating to Borrower which is (i) furnished by Borrower to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Borrower and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

         25.      COUNTERPARTS.

         This Agreement, any of the Other Agreements and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

         26.      ELECTRONIC SUBMISSIONS.

         Upon not less than thirty (30) days' prior written notice (the "APPROVED ELECTRONIC FORM NOTICE"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "APPROVED ELECTRONIC FORM" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "ELECTRONIC FORM" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "APPROVED ELECTRONIC FORM" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Borrower in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

         27.      WAIVER OF JURY TRIAL; OTHER WAIVERS.

                  a. BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  B. Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  C. Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to Borrower, including, without limitation any deposit account at Lender or such affiliate.

                  D. BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

                  E. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other Default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.



                                    HORIZON MEDICAL PRODUCTS, INC.



                                    By: /s/ William E. Peterson, Jr.
                                       -----------------------------------------
                                    Title: President
                                          --------------------------------------


 [CORPORATE SEAL]


                                    STANDARD FEDERAL BANK NATIONAL
                                    ASSOCIATION, ACTING BY AND THROUGH,
                                    LASALLE BUSINESS CREDIT, INC., AS ITS
                                    AGENT



                                    By: /s/ Patrick Aarons
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                  EXHIBIT A - BUSINESS AND COLLATERAL LOCATIONS

         Attached to and made a part of that certain Loan and Security Agreement of even date herewith between HORIZON MEDICAL PRODUCTS, INC. ("Borrower") and STANDARD FEDERAL BANK NATIONAL ASSOCIATION, acting by and through LASALLE BUSINESS CREDIT, INC., as its agent ("Lender").

         A. Borrower's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower's books, records and accounts are kept).

                  1.       Chief Executive Office and Principal Place of
                           Business:

                           One Horizon Way
                           Manchester, Georgia 31816

                  2.       Other Location:

                           4200 Northside Parkway
                           Seven North Parkway Square
                           Atlanta, Georgia 30327

         B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

                  1. 100 West Industry Court, Deer Park, New York 17729 (Warehouse)

                  2.       485-31 South Broadway, Hicksville, New York 11801

         C. Bank Accounts of Borrower (other than those at LaSalle Bank National Association):

            Bank (with address)                              Account Number           Type of Account
            -------------------                              --------------           ---------------
   1.       Bank of America (formerly Nationsbank)           3750205068               Lockbox
   2.       Meriwether Bank & Trust                          2233010                  Operating Checking
   3.       Bank of America-Atlanta account                  003270995089             Executive Office
                                                                                      expenses
   4.       Fortis Bank-Belgium                              001315869341             Expenses of
                                                                                      International Office
   5.       Bank of America                                  0006-8956-4941           Operating Checking
   6.       Bank of America                                  0006-8956-4954           Payroll
   7.       Chase Manhattan                                  053-028805               Lockbox
   8.       Bank of America                                  0006-8956-4967           Operating
   9.       Bank of America                                  0006-8956-4970           Payroll
   10.      Meriwether Bank & Trust                          135-337                  Operating

                       EXHIBIT B - COMPLIANCE CERTIFICATE

         Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith between HORIZON MEDICAL PRODUCTS, INC. ("Borrower") and STANDARD FEDERAL BANK NATIONAL ASSOCIATION, acting by and through LASALLE BUSINESS CREDIT, INC., as its agent ("Lender").

This Certificate is submitted pursuant to subsection 9(c) of the Agreement.

The undersigned hereby certifies to Lender that as of the date of this
Certificate:

         1.       The undersigned is the ________________________ of Borrower.

         2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

         3. No event or condition has occurred since [date of last Compliance Certificate/last financial statements delivered prior to closing] that could have a Material Adverse Effect, or, if such event or condition has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto.

         4. Borrower is in compliance with the representations, warranties and covenants in the Agreement, or, if Borrower is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

         5. The financial statements of Borrower being concurrently delivered herewith have been prepared in accordance with generally accepted accounting principles consistently applied and there have been no material changes in accounting policies or financial reporting practices of Borrower since [date of the last Compliance Certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

         6. Attached hereto is a true and correct calculation of the financial covenants contained in the Agreement.

                                    HORIZON MEDICAL PRODUCTS, INC.

                                    By:
                                        ------------------------------------

                                    Its:
                                        ------------------------------------

                       EXHIBIT C - COMMERCIAL TORT CLAIMS

                                      None

                             SCHEDULE 11(c) - LOANS

                             [Borrower to complete]

                           SCHEDULE 11(g) - LITIGATION

1. Sandoval v. Norfolk Medical Products, Inc., in the United States District Court for the District of Puerto Rico, Civil Action No. 00-2315JAF. The Borrower is represented in such action by Reichard & Escalera, Bank Trust Plaza, 10th Floor, 255 Ponce de Leon Avenue, San Juan, Puerto Rico 00917-1913. MedMarc is providing the defense for the Borrower in this action. Norfolk Medical Products has tendered the defense of the case to the Borrower.

2. Whitman v. Horizon Medical Products, Inc., in the State Court of Fulton County, Georgia, Civil Action No. 00VS008741A. The Borrower is represented in such action by Slaughter & Virgin, P.C. Whitman is asserting a claim for alleged damages as a result of an alleged breach of a consulting agreement between the Borrower and Whitman. Whitman is seeking damages of $21,000.00, 5% of net sales of the Pheres-Flow product in excess of $50,000.00 per month from May 1, 1997 through April 30, 1999, prejudgment interest, and attorney's fees. The Borrower has denied liability and is asserting the defense that the parties mutually rescinded the agreement after three months during its term.

3. Horizon Medical Products, Inc. v. Vascutech Acquisition, Inc. and LeMaitre Vascular, Inc., in the Superior Court of Fulton County, Georgia, Civil Action No. 2001-CV-43135. The Borrower seeks judgment for $220,366.80 from defendants that was payable to the Borrower on September 30, 2001. Defendants have filed a counterclaim seeking indemnification under the Asset Purchase Agreement dated March 30, 2001 for alleged breach of representations and warranties and seeking damages for fraud and deceit. King & Spalding is representing the Borrower in this lawsuit.

4. Strato/Infusaid Inc. ("Strato/Infusaid") was acquired by the Borrower in July 1997 and is a subsidiary of the Borrower. In the Purchase Agreement dated as of June 20, 1997 (the "Purchase Agreement") by and among Pfizer Inc., Strato/Infusaid, the Borrower, and Arrow International, Inc., Pfizer agreed to defend and pay all amounts owed in connection with (i) any claim asserted against Strato/Infusaid in any litigation, arbitration, suit, or proceeding commenced on or prior to July 15, 1997 or in any written notice delivered to Strato/Infusaid prior to July 15, 1997, regardless of the nature of the claim, including without limitation the claims and litigation described in
         Schedule 4.1(j) to the Purchase Agreement and (ii) any claim involving liabilities or obligations of Strato/Infusaid involving death or bodily injury to a third party as and to the extent involving products of Strato/Infusaid sold prior to July 15, 1997, regardless of whether such claim was asserted prior to or following July 15, 1997. To the best knowledge of the Borrower, Pfizer is presently defending all claims described in the preceding sentence and has not notified Strato/Infusaid or the Borrower that Pfizer does not intend to defend and pay any such claims.

5. The Borrower had an agreement with Robert Cohen ("Cohen") dated May 8, 1997 ("Cohen Agreement"), pursuant to which Cohen agreed to provide certain services for the Borrower. The description of the Cohen Agreement described in the Borrower's Registration Statement on Form S-1, dated February 13, 1998 and the Borrower's Proxy Statement for its 2001 annual shareholders meeting is incorporated herein by reference. The Borrower entered into a Distribution Agreement dated December 11, 1998 ("Distribution Agreement") with Possis Medical, Inc. ("Possis"), under which the

         Borrower agreed to sell and distribute vascular access grafts manufactured by Possis. The Distribution Agreement has been terminated by agreement between Possis and the Borrower. During 1999 and 2000, in separate conversations with the Borrower's chief executive officer, chief financial officer, vice president-finance, and legal counsel, Cohen stated that he believed he was entitled to a fee of $250,000.00 from the Borrower as a result of the Borrower's entering into the Distribution Agreement. The Borrower has informed Cohen, both in writing and orally, that it does not owe any fees to Cohen in connection with the Distribution Agreement. Cohen was a director of the Borrower from January 1998 until his resignation in May 2001.

6 In October 1998, the Borrower acquired all of the outstanding stock of Stepic Corporation from its three shareholders (the "Stepic Shareholders"). The provisions of the Stock Purchase Agreement between the Borrower and the Stepic Shareholders provided for annual payments to the Stepic Shareholders by the Borrower. The amount of $1,212,517.80 was payable by the Borrower to the Stepic Shareholders on December 15, 2000. The Borrower and the Stepic Shareholders entered into that certain Second Amendment to Stock Purchase Agreement dated December 15, 2000, under which the Borrower agreed to pay the Stepic Shareholders a certain amount each week commencing on December 22, 2000. Two of the Stepic Shareholders filed an action in state court in New York, New York in February 2001 when the Borrower stopped paying such weekly payments. Such lawsuit was settled in March 2001, pursuant to which the Borrower agreed to a monthly payment schedule pursuant to the Settlement Agreement dated March 29, 2001. Under the Settlement Agreement, the Borrower was obligated to pay the final payment to the two Stepic Shareholders on February 10, 2002, which the Borrower has not yet paid. ____ Under the Settlement Agreement, the two Stepic Shareholders have the right to enter a Confession of Judgment against the Borrower in the amount of $945,110.00 (plus interest accruing after February 11, 2002) if the final payment is not made. The Borrower and such two Stepic Shareholders have extended the February 11, 2002 due date to March 15, 2002.

7. Larry Martone through his attorney has threatened to file an action to collect outstanding amounts owed by the Borrower under a promissory note issued by the Borrower dated October 30, 2001.

                     SCHEDULE 11(i) - AFFILIATE TRANSACTIONS

- Promissory Note, dated September 28, 1995, payable to the Company by Marshall B. Hunt, as amended by the Amendment to Promissory Note dated September 28, 1996 and the Amendment to Promissory Notes dated September 24, 2001.

- Promissory Note, dated September 28, 1995, payable to the Company by William E. Peterson, Jr., as amended by the Amendment to Promissory Note dated September 28, 1996 and the Amendment to Promissory Notes dated September 24, 2001.

- Promissory Note, dated September 28, 1995, payable to the Company by Roy C. Mallady, Jr., as amended by the Amendment to Promissory Note dated September 28, 1996.

- Promissory Note, dated October 12, 1995, payable to the Company by Marshall B. Hunt, as amended by the Amendment to Promissory Note dated October 12, 1996 and the Amendment to Promissory Notes dated September 24, 2001.

- Promissory Note, dated October 12, 1995, payable to the Company by William E. Peterson, Jr., as amended by the Amendment to Promissory Note dated October 12, 1996 and the Amendment to Promissory Notes dated September 24, 2001.

-        Promissory Note, dated October 12, 1995, payable to the Company by Roy
         C. Mallady, Jr., as amended by the Amendment to Promissory Note dated October 12, 1996.

- Agreement regarding Dog Island property, dated December 22, 1998, between Marshall B. Hunt and William E. Peterson, Jr. and the Company. This agreement generally allows the Company and its guests to use the property for business purposes at a rate of $500 per day.

- Consulting and Services Agreement, dated as of February 1, 1996, by and between the Company and Healthcare Alliance, Inc., as amended on January 1, 1999.

-        Agreement between the Company and Tunstall Consulting, Inc.

- Pursuant to the terms of a July 1996 industrial revenue bond issuance by the Development Authority of the City of Manchester for the benefit of the Company, Marshall B. Hunt, William E. Peterson, Jr. and Roy C. Mallady, Jr. jointly and severally guaranteed all payments due on the bonds.

                      SCHEDULE 11(j) - NAMES & TRADE NAMES

Trade Names

HMP
Horizon Medical Products
Neostar Medical Technologies
Ideas for Medicine

                          SCHEDULE 11(n) - INDEBTEDNESS

         Unsecured indebtedness owing by Borrower to Stepic in the principal amount of $1,565,711, as evidenced by the Stepic Note as in effect on the date hereof.

              SCHEDULE 11(p) - PARENT, SUBSIDIARIES AND AFFILIATES

         1. Horizon Medical Products, Inc. owns 100% of the capital stock of each of Stepic Corporation, Horizon Acquisition Corp. and Strato/Infusaid, Inc.

         2. None of Stepic Corporation, Horizon Acquisition Corp. or Strato/Infusaid, Inc. has any subsidiaries.

                       SCHEDULE 14 - FINANCIAL COVENANTS

                  a. Minimum Availability. Borrower shall maintain Minimum Availability at all times of at least $4,000,000 (the "Minimum Availability Test"). For purposes hereof, "Minimum Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the Revolving Loan Limit and (ii) the Maximum Revolving Loan Limit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Liabilities, plus
(ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent (but without duplication of clause (b)(ii)) and the book overdraft of Borrower, plus (iv) $4,000,000 owing by Borrower to Arrow International.

                  b.       Tangible Net Worth.

                  Borrower's Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth set forth below for the period applicable thereto:

                               Period                   Minimum Tangible Net Worth
                               ------                   --------------------------
        Fiscal quarter ending December 31, 2002              $ 7,698,000

        Fiscal quarter ending March 31, 2003                 $ 8,522,000

        Fiscal quarter ending June 30, 2003                  $ 9,475,000

        Fiscal quarter ending September 30, 2003             $10,544,000

        Fiscal quarter ending December 31, 2003              $11,728,000
               and each fiscal quarter thereafter

         For purposes hereof, "Tangible Net Worth" shall mean Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets, any pre-paid items and non-cash items arising from the transactions contemplated by this Agreement and the goodwill impairment changes recorded as a result of FASB 142 as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Lender, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated December 31, 2001, except as set forth herein.

                  c.       Fixed Charge Coverage.

                  Borrower shall not permit the ratio of its EBITDA to Fixed Charges for each period set forth below to be less than the ratio set forth below for the corresponding period set forth below:

               Period                                               Ratio
               ------                                               -----
        April 1, 2002 through December 31, 2002                 1.10 to 1.0

        April 1, 2002 through March 30, 2003                    1.20 to 1.0

        Fiscal quarter ending June 30, 2003, for
          the immediately preceding four fiscal quarters        1.40 to 1.0

        Fiscal quarter ending September 30, 2003, for
          the immediately preceding four fiscal quarters        1.50 to 1.0
          and each fiscal quarter thereafter for the
          immediately preceding-four fiscal quarters

                  d.       EBITDA.

                  Borrower shall not permit EBITDA to be less than the amount set forth below for the corresponding as of the date set forth below, based upon the immediately preceding four fiscal quarters:

               Period                                   Amount
               ------                                   ------
               December 31, 2002                        $4,000,000

               March 31, 2003                           $5,437,000

               June 30, 2003                            $6,605,000

               September 30, 2003                       $7,374,000

               December 31, 2003 and each fiscal
               quarter thereafter based upon the
               immediately preceding four
               fiscal quarters                         $7,482,000

                  e.       Capital Expenditure Limitations.

                  Borrower and its Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed $500,000 during any Fiscal Year.

                   SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST

                          SCHEDULE OF CLOSING DOCUMENTS

                   STANDARD FEDERAL BANK NATIONAL ASSOCIATION,
                              acting by and through
                   LASALLE BUSINESS CREDIT, INC., as its agent

                                 $22,000,000.00

        Secured Revolving Credit, Term Loan and Letter of Credit Facility

                                       to

                         HORIZON MEDICAL PRODUCTS, INC.

                                March ____, 2002

Definitions:

BORROWER        -        Horizon Medical Products, Inc., a Georgia corporation

LENDER          -        Standard Federal Bank National Association, a
                         national banking association, acting by and through
                         LaSalle Business Credit, Inc., a Delaware
                         corporation, as its agent

GUARANTORS      -        Horizon Acquisition Corp., a Georgia corporation
                         ("Horizon Acquisition"); Strato/Infusaid, Inc., a
                         Massachusetts corporation ("Strato"); and Stepic
                         Corporation, a New York corporation ("Stepic")

K&S             -        King & Spalding (Counsel to Borrower)

PHR&D           -        Parker, Hudson, Rainer & Dobbs LLP (Counsel to
                         Lender)

PRIOR LENDER    -        Bank of America, N.A., a national banking association

INVESTORS       -        Medtronic, Inc., a Delaware corporation
                         ("Medtronic"), and ComVest Venture Partners, L.P., a
                         Delaware limited partnership ("ComVest")

LANDLORD        -        Development Authority of the City of Manchester

Actions To Be Taken Prior to Closing:

         Officers of Borrower will execute and deliver to Lender an Officer's Certificate containing representations and warranties with regard to information necessary for the preparation of closing documents and performance of lien searches.

         Personal property lien searches will be executed in all appropriate jurisdictions. Financing Statements or appropriate forms will be filed in advance of closing to eliminate any time gap in searches of the public records.

Actions To Be Taken at Closing:

         The closing will be held on March , 2002, at the offices of Parker, Hudson, Rainer & Dobbs LLP in Atlanta, Georgia, at which time the following closing documents will be executed and delivered:

CLOSING DOCUMENTS:

                                                           Number of
Item    Document                             Parties       Counterparts     Responsibility
----    --------                             -------       ------------     --------------

1.      Certificates of Good Standing:      Borrower      1 counterpart        Borrower
        (a) State of Georgia
        (b) State of Florida

2.      Corporate Resolutions               Borrower      2 counterparts       PHR&D/
                                                                               Borrower

3.      Secretary's Certificate             Borrower      2 counterparts       PHR&D/
                                                                               Borrower

4.      Loan and Security Agreement         Borrower      2 counterparts       PHR&D/
                                                                               Borrower

5.      Revolving Note ($20,000,000)        Borrower      1 counterpart        PHR&D/
                                                                               Borrower

6.      Term Note ($2,000,000)              Borrower      1 counterpart        PHR&D/
                                                                               Borrower

7.      Patent Security Agreement           Borrower/     2 counterparts       PHR&D/
                                            Lender                             Borrower

8.      Trademark Security Agreement        Borrower/     2 counterparts       PHR&D/
                                            Lender                             Borrower

9.      Collateral Assignment of Deposit    Borrower      2 counterparts       PHR&D/
        Accounts                                                               Borrower

10.     Deposit Account Control             Borrower/     2 counterparts       PHR&D/
        Agreement                           Lender                             Borrower

11.     Collateral Assignment of            Borrower      2 counterparts       PHR&D/
        Rights Under License                                                   Borrower
        Agreement

12.     Trade Style Letter                  Borrower      2 counterparts       PHR&D/
                                                                               Borrower

13.     Telephone Instruction Letter        Borrower      2 counterparts       PHR&D/
                                                                               Borrower

                                                           Number of
Item    Document                             Parties       Counterparts     Responsibility
----    --------                             -------       ------------     --------------
14.     Certificate Regarding Equipment     Borrower      2 counterparts       PHR&D/
                                                                               Borrower

15.     Evidence of Casualty Insurance      Borrower      2 counterparts       PHR&D/
        and Loss Payable Endorsement                                           Borrower

16.     [Initial Borrowing Base             Borrower      2 counterparts       PHR&D/
        Certificate                                                            Borrower

17.     Disbursement Letter                 Borrower      2 counterparts       PHR&D/
                                                                               Borrower

18.     UCC Financing Statement             Borrower      1 counterpart        PHR&D/
                                                                               Borrower

        GUARANTOR DOCUMENTS

19.     Certificates of Resolutions         Guarantors    2 counterparts       PHR&D/
                                                                               Borrower

20.     Incumbency Certificates             Guarantors    2 counterparts       PHR&D/
                                                                               Borrower

21.     Continuing Unconditional            Guarantors    2 counterparts       PHR&D/
        Guaranties                                                             Borrower
        (a)  Horizon Acquisition
        (b)  Strato
        (c)  Stepic

22.     Security Agreements                 Guarantors    2 counterparts       PHR&D/
        (a)  Horizon Acquisition                                               Borrower
        (b)  Strato
        (c)  Stepic

                                                           Number of
Item    Document                             Parties       Counterparts     Responsibility
----    --------                             -------       ------------     --------------
23.     UCC Financing Statements            Guarantors    1 counterpart         PHR&D/
                                                                                Borrower

        REAL ESTATE DOCUMENTS

24.     Georgia Deed to Secure Debt and     Borrower      2 counterparts        PHR&D/
        Security Agreement                                                      K&S
        (Fulton County, Georgia
        Property)

25.     Owner's Affidavit                   Borrower      2 counterparts        PHR&D

26.     Survey (Post Closing)               Borrower      2 counterparts        K&S

27.     Title Insurance Commitment and      Borrower      2 counterparts        PHR&D
        Policy

28.     Certificate Regarding Non-Alien     Borrower      2 counterparts        PHR&D
        Status

        LANDLORD AGREEMENTS

29.     Landlord Agreements/                Landlord      2 counterparts        PHR&D/
        Warehouseman Agreements                                                 Borrower
        (See Exhibit C)

30.     Debt Subordination Agreements       Borrower      2 counterparts        K&S
        (a)  Medtronic
        (b)  ComVest
        (c)  Bank of America, N.A.
        (d)  Additional  Noteholders

31.     Certificate Regarding               Borrower      2 counterparts        K&S
        Subordinated Debt

32.     Warrant                             Borrower      1 counterpart         Borrower/
                                                                                K&S

33.     Warrant Purchase Agreement          Borrower      2 counterparts        Borrower/
                                                                                PHR&D

                                                           Number of
Item    Document                             Parties       Counterparts     Responsibility
----    --------                             -------       ------------     --------------
34.     Registration Rights Agreement       Borrower      2 counterparts       Borrower/
                                                                               PHR&D

LIEN SEARCHES, TERMINATIONS AND SATISFACTIONS

35.     Lien Searches                                                          PHR&D
        (see Exhibit B)

36.     UCC Terminations                    Prior Lender  1 counterpart        Borrower/
                                                                               PHR&D

        OPINIONS OF COUNSEL

37.     Opinion Letter by Borrower's and    K&S           2 counterparts       K&S
        Guarantors' Counsel to Lender

MISCELLANEOUS DOCUMENTS

38.     Assignments of Lockbox and          Lender/       2 counterparts       Lender/
        Blocked Account Agreement           Borrower                           Borrower
        (a) Chase Manhattan
        (b) Bank of America, N.A.

39.     Payoff Letter                       Prior Lender  2 counterparts       Borrower

40.     UCC Pre-File Authorization          Borrower/     1 counterpart        PHR&D/
        Letter                              Guarantors                         Borrower

                                    EXHIBIT A

                            UCC FINANCING STATEMENTS

Debtor:               Horizon Medical Products, Inc.
Secured Party:        Standard Federal Bank National Association, acting by and through
                      LaSalle Business Credit, Inc., as its agent

Filing Location                      File Number                 File Date
---------------                      -----------                 ---------
Fulton County, Georgia

Debtor:               Horizon Acquisition Corp.
Secured Party:        Standard Federal Bank National Association, acting by and through
                      LaSalle Business Credit, Inc., as its agent

Filing Location                      File Number                 File Date
---------------                      -----------                 ---------
Fulton County, Georgia

Debtor:               Strato/Infusaid, Inc.
Secured Party:        Standard Federal Bank National Association, acting by and through
                      LaSalle Business Credit, Inc., as its agent

Filing Location                      File Number                 File Date
---------------                      -----------                 ---------
Massachusetts Secretary of the Commonwealth

Debtor:               Stepic Corporation
Secured Party:        Standard Federal Bank National Association, acting by and through
                      LaSalle Business Credit, Inc., as its agent

Filing Location                      File Number                 File Date
---------------                      -----------                 ---------

New York Department of State

                                    EXHIBIT B

                                  LIEN SEARCHES

Name Searched                             Jurisdictions
-------------                             -------------

Horizon Medical Products, Inc.            Georgia Central Index
                                          Fulton County, Georgia
                                          [other locations to be provided byBorrower]


----------------------------------        ----------------------------------

                                          ----------------------------------

                                          ----------------------------------


----------------------------------        ----------------------------------

                                          ----------------------------------

                                          ----------------------------------


----------------------------------        ----------------------------------

                                          ----------------------------------

                                          ----------------------------------

                                    EXHIBIT C

                                    LANDLORDS

Leased Location Address                   Landlord Name and Address
-----------------------                   -------------------------
One Horizon Way                           Development Authority of the City of Manchester
Manchester, Georgia 31816